UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2011

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2011, the Board of Directors of The Spectranetics Corporation (the “Company”) adopted The Amended and Restated Bylaws of The Spectranetics Corporation (the “Amended and Restated Bylaws”) which address, among other things, changes that generally conform the Company's bylaws to updates in the Delaware General Corporation Law, changes to the provisions addressing advance notice of business and the nomination of directors to be brought before stockholder meetings, the taking of stockholder action by written consent, forum selection and indemnification.

The Amended and Restated Bylaws include changes which conform the Company's bylaws to updates in the Delaware General Corporation Law, including: (i) provisions allowing for the taking of Board and stockholder action and the delivery of notice of Board and stockholder meetings by electronic transmission and (ii) the availability of the stockholder list in advance of any stockholder meeting on an electronic network or at the Company's principal place of business, (iii) provisions enabling the Board to issue uncertificated shares.

The Amended and Restated Bylaws also provide that for business (including the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder provide notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely such stockholder must provide notice not less than 90 days nor more than 120 days prior to the annual meeting or, if later, the 10th day following the day on which public disclosure of such annual meeting date was first made. In the case of a special meeting where the election of directors is a matter specified in the notice of meeting, the stockholder shall provide notice not less than 90 days nor more than 120 days prior to the special meeting date or, if later, the 10th day following the day on which public disclosure of such special meeting date was first made. Previously, the Company's bylaws provided that business (including the nomination of directors) submitted to the Company for action at a stockholders meeting must be submitted not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (and in the case of special meetings, not less than 60 days nor more than 90 days prior to the special meeting date). The Amended and Restated Bylaws also require stockholders wishing to nominate a director or to propose other business at a stockholders meeting to include in such notice information about (i) themselves and their interests in the Company's shares, including as a result of derivative securities, voting arrangements, short positions and other interests, (ii) their director nominees (if applicable) and (iii) certain persons with whom they may have any agreements, arrangements or understandings with respect to the management, governance or control of the Company. A stockholder providing notice of business proposed to be brought before an annual meeting or who submits a director nomination is required to update the information in the notice as of the record date for the meeting of stockholders and as of the date that is ten business days prior to the date of the meeting of stockholders. The foregoing advance notice requirements will take effect for the Company's 2012 annual meeting of stockholders.

The Amended and Restated Bylaws also require that a stockholder seeking to take action by written consent must first submit a notice containing specified information to the Company which requests that the Board promptly, but in all events within ten days after the date on which such written request is received, adopt a resolution fixing a record date for such action, which record date shall not be more than ten days after the date of such Board resolution. The Amended and Restated Bylaws require a stockholder seeking to take action by written consent to include in such notice information about (i) themselves and their interests in the Company's shares, including as a result of derivative securities, voting arrangements, short positions and other interests, (ii) their director nominees (if applicable) and (iii) certain persons with whom they may have any agreements, arrangements or understandings with respect to the management, governance or control of the Company.

The Amended and Restated Bylaws include a forum selection provision which provides that the Court of Chancery of the State of Delaware shall be the exclusive forum for derivative actions brought on behalf of the Company and certain other specified actions. The Amended and Restated Bylaws also amend the indemnification provisions to make discretionary rather than obligatory (i) the Company's indemnification of persons other than directors and officers and (ii) the advancement of expenses of persons other than directors and officers. The foregoing provisions of the Amended and Restated Bylaws will not adversely affect indemnification coverage for acts or omissions occurring prior to the adoption of the Amended and Restated Bylaws.

The foregoing summary information set forth in this Current Report on Form 8-K regarding the Company's Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

3.2    Amended and Restated Bylaws of The Spectranetics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	March 14, 2011	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.

3.2        Amended and Restated Bylaws of The Spectranetics Corporation

5